Exhibit 2.1

EXECUTION COPY

CIPHERGEN BIOSYSTEMS, INC.

SHARE PURCHASE AGREEMENT

Dated May 28, 2003

TABLE OF CONTENTS

1.	Authorization of Sale of the Securities

2.	Agreement to Sell and Purchase the Securities

	2.1	Purchase and Sale of Shares
	2.2	Deemed Purchase Price of Shares
	2.3	Downside Price Protection

3.	Delivery of the Securities at the Closing

	3.1	Time and Place
	3.2	Stock Certificate(s)
	3.3	Company Conditions
	3.4	Purchaser Conditions

4.	Representations, Warranties and Covenants of the Company

	4.1	Organization and Qualification
	4.2	Due Authorization
	4.3	Non-Contravention
	4.4	No Violations
	4.5	NASDAQ Listing
	4.6	No Registration
	4.7	Securities Exemption
	4.8	Issuance

5.	Representations, Warranties and Covenants of the Purchaser

	5.1	Securities Law Representations and Warranties
	5.2	Resales of Securities
	5.3	Due Execution, Delivery and Performance
	5.4	Restrictions on the Company’s Securities
	5.5	No Legal, Tax or Investment Advice

6.	Survival of Representations, Warranties and Agreements

7.	Form D Filing; Registration; Compliance with the Securities Act; Covenants

	7.1	Form D Filing; Registration of Shares
	7.2	Transfer of Shares After Registration
	7.3	Indemnification
	7.4	Termination of Conditions and Obligations
	7.5	Rule 144 Information

8.	Legal Fees and Other Transaction Expenses

9.	Notices

i

10.	Modification; Amendment

11.	Headings

12.	Severability

13.	Governing Law

14.	Counterparts

15.	Currency

16.	Construction and Joint Preparation

ii

CIPHERGEN SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on May 28, 2003 (the “Execution Date”) and effective as of February 21, 2003 (the “Effective Date”), by and among Ciphergen Biosystems, Inc., a Delaware corporation (the “Company”) and LumiCyte, Inc., a California corporation (the “Purchaser”).

WHEREAS, the Company and the Purchaser are parties to a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) and an Assignment Agreement (the “Assignment Agreement”), each entered into as of February 21, 2003;

WHEREAS, in connection with the Settlement Agreement, the Company and Molecular Analytical Systems, Inc. have entered into an Exclusive License Agreement  (the “License Agreement”) dated as of February 21, 2003;

WHEREAS, the Company has agreed to issue shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company to the Purchaser in consideration of and pursuant to the terms of the Settlement Agreement and the Assignment Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.                                       Authorization of Sale of the Securities.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of 1,250,000 shares (the “Shares”) of Common Stock plus such additional shares of Common Stock (“Additional Shares”) as may be issued at the Company’s sole election pursuant to Section 2.3 hereof.

2.                                       Agreement to Sell and Purchase the Securities.

2.1                                 Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, at the Closing (as defined below) that number of Shares set forth opposite such Purchaser’s name on Schedule A attached hereto.  The Purchaser acknowledges and agrees that issuance of the Shares to the Purchaser and the performance of the Company’s obligations under this Agreement (including without limitation its payment obligations under Section 2.3) satisfies in full the Company’s obligation to issue and register shares in accordance with Section 3 of the Settlement Agreement.

2.2                                 Deemed Purchase Price of Shares.  The Shares are being issued in consideration for the settlement of certain claims against the Company and other consideration, all as more fully set forth in the Settlement Agreement and Assignment Agreement.  The purchase price of each Share shall be deemed to be $4.50 (the “Per Share Price”).

2.3                                 Downside Price Protection.  If the Average Market Price (as defined below) is less than the Per Share Price, the Company shall compensate the Purchaser either (i) in cash, (ii) Additional Shares, or (iii) a combination thereof, at the Company’s sole election.  To the extent that the Company elects to compensate the Purchaser in cash, the Company shall pay the Purchaser additional cash in an amount equal to (x) the Per Share Price minus (y) the Average Market Price, multiplied by (z) 1,250,000 shares.  To the extent that the Company elects to compensate the Purchaser in Additional Shares, the number of Additional Shares to be issued to the Purchaser shall be determined based upon the following formula: (x) the Per Share Price minus the Average Market Price, multiplied by (y) 1,250,000 shares, divided by (z) the Average Market Price.  For purposes of this Agreement, the term “Average Market Price” means the average of the closing prices of one share of Common Stock, as quoted on the Nasdaq Stock Market’s National Market System (the “Nasdaq”), for the ten (10) consecutive trading days ending on and including the trading day that is two trading days prior to the date on which the Registration Statement (as defined herein) is declared effective by the Securities Exchange Commission (the “SEC”), appropriately adjusted for any stock splits or stock dividends during such period.

3.                                       Delivery of the Securities at the Closing.

3.1                                 Time and Place.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, at 650 Page Mill Road, Palo Alto, California at 9:00 a.m. local time, on June 2, 2003, or such other time and date as may be agreed by the parties (the “Closing Date”).

3.2                                 Stock Certificate(s).  At the Closing, the Company shall authorize its transfer agent (the “Transfer Agent”) to issue to the Purchaser one or more stock certificates registered in the name of the Purchaser, representing the number of Shares set forth in Schedule A hereto and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act.

3.3                                 Company Conditions.  The Company’s obligation to complete the purchase and sale of the Shares shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a)                                  the accuracy in all material respects of the representations and warranties made by the Purchaser in Section 5.1; and

(b)                                 execution and delivery by the parties thereto of the Settlement Agreement, the License Agreement, and the Assignment Agreement.

3.4                                 Purchaser Conditions.  The Purchaser’s obligation to accept delivery of such stock certificate(s), shall be subject to the following conditions, any one or more of which may be waived by the Purchaser with respect to the Purchaser’s obligation:

(a)                                  the accuracy in all material respects of the representations and warranties made by the Company and the fulfillment in all material respects of those undertakings of the Company to be fulfilled before the Closing;

(b)                                 execution and delivery by the parties thereto of the Settlement Agreement, the License Agreement, and Assignment Agreement; and

(c)                                  receipt from Wilson, Sonsini Goodrich & Rosati, counsel for the Company, an opinion, dated the date hereof, in substantially the form of Exhibit B annexed hereto.

4.                                       Representations, Warranties and Covenants of the Company.  Except as set forth on the Schedule of Exceptions attached hereto as Exhibit A:

4.1                                 Organization and Qualification.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  The Company has all requisite corporate power and authority to own, operate and occupy its properties and assets and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business or financial condition of the Company and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2                                 Due Authorization.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3                                 Non-Contravention.  The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares to be sold by the Company under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a material violation of, or material default (with or without the giving of notice or the passage of time or both) under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties or assets are bound, (ii) the charter or by-laws of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties or assets, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of it or its properties or assets are bound or to which any of the property or assets of the Company is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares to be sold pursuant to this Agreement, other than such as have been made or obtained, and except for any applicable requirements under federal or state securities laws.

4.4                                 No Violations.  The Company is not (i) in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business or financial condition of the Company or (ii) in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties or assets of the Company are bound, which would be reasonably likely to have a material adverse effect upon the business or financial condition of the Company.

4.5                                 NASDAQ Listing.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed, and currently complies with the requirements for continued listing, on NASDAQ.  To the Company’s knowledge, the National Association of Securities Dealers, Inc. is not currently contemplating terminating such listing and the Company has taken no action designed to have the effect of terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from NASDAQ.

4.6                                 No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchaser in Section 4 hereof, no registration of the Shares under the Securities Act is required in connection with the offer and sale of the Shares by the Company to the Purchaser as contemplated by this Agreement.

4.7                                 Securities Exemption.  The Company shall use commercially reasonable efforts to claim an available exemption provided under Federal securities laws, and to comply with applicable state blue sky laws.

4.8                                 Issuance.  The Shares and Additional Shares (if any) to be issued pursuant to this Agreement have been duly authorized, and when issued in accordance with the terms of this Agreement will be duly and validly issued, fully paid and nonassessable.

5.                                       Representations, Warranties and Covenants of the Purchaser.

5.1                                 Securities Law Representations and Warranties.  The Purchaser hereby represents, warrants and covenants to the Company as follows:

(a)                                  The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares or Additional Shares (if any), and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares or Additional Shares (if any).

(b)                                 The Purchaser is acquiring the number of Shares or Additional Shares (if any) set forth in Section 2 above for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares nor any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act, other than as contemplated in Section 7 of this Agreement.

(c)                                  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Additional Shares (if any) except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

(d)                                 The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use in preparation of the Registration Statement (as defined in Section 7.1 below), and the answers to the Questionnaires are true and correct as of the date of this Agreement and will be true and correct as of the effective date of the Registration Statement; provided that the Purchaser shall be entitled to update such information by providing timely written notice thereof to the Company before the effective date of such Registration Statement.

5.2                                 Resales of Securities.

(a)                                  The Purchaser hereby covenants with the Company not to make any sale of the Shares or Additional Shares (if any) without satisfying the requirements of the Securities Act and the Rules and Regulations, including, in the event of any resale under the Registration Statement, the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares or Additional Shares (if any) are not transferable on the books of the Company pursuant to a resale under the Registration Statement unless the certificate submitted to the transfer agent evidencing the Shares or Additional Shares (if any) is accompanied by a separate officer’s certificate

(i)                                     in the form of Appendix III to this Agreement;

(ii)                                  executed by an officer of, or other authorized person designated by, the Purchaser; and

(iii)                               to the effect that (A) the Shares or Additional Shares (if any) have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

(b)                                 The Purchaser acknowledges that there may occasionally be times when the Company determines, in good faith following consultation with its Board of Directors or a committee thereof, the use of the prospectus forming a part of the Registration Statement (the “Prospectus,” as further defined in Section 7.3(a) below) should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  The Purchaser hereby covenants that it will not sell any Shares pursuant to the Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of the Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to the Prospectus.  The Company may, upon written notice to the Purchaser, suspend the use of the Prospectus for up to ninety (90) days in any 365-day period based on the reasonable determination of the Company’s Board of Directors that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the Commission or similar events.  The Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus if the Company determines in its good faith judgment that the business purpose should remain confidential.  In addition, the Company shall notify the Purchaser (i) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related prospectus, or any other information request by any other governmental agency directly relating to the offering, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related prospectus or the initiation or threat of any proceeding for that purpose.

(c)                                  The Purchaser further covenants to notify the Company promptly of the sale of any of its securities, other than sales pursuant to a Registration Statement contemplated in Section 7 of this Agreement or sales upon termination of the transfer restrictions pursuant to Section 7.4 of this Agreement.

5.3                                 Due Execution, Delivery and Performance.

(a)                                  This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.  As of the Closing, Purchaser has complied with, and Purchaser shall continue to comply with after the Closing, all of Purchaser’s obligations under the Settlement Agreement and the Assignment Agreement.

(b)                                 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary corporate, agency or other action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchaser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchaser or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

5.4                                 Restrictions on the Company’s Securities.   The Purchaser represents and warrants to and covenants with the Company that except as contemplated herein, for a period commencing with the date of this Agreement and ending on the earlier of (a) the date the Registration Statement (as defined below) is declared effective by the Securities Exchange Commission and (b) sixty (60) days after the Execution Date, neither the Purchaser nor any of its respective affiliates or representatives shall, without the prior written consent of the Company or its board of directors:

(a)                                  acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

(b)                                 sell, contract to sell, short, make short sale of, loan, pledge, grant any options for the purchase of or otherwise dispose of, directly or indirectly, any Common Stock or securities convertible into or exercisable or exchangeable for any Common Stock or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or other securities of the Company;

(c)                                  make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

(d)                                 make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

(e)                                  form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing;

(f)                                    otherwise act or seek to control or influence the management, board of directors or policies of the Company;

(g)                                 take any action that could reasonably be expected to require the other party to make a public announcement regarding the possibility of any of the events described in clauses (a) through (f) above; or

(h)                                 request the Company or any of its affiliates or representatives, directly or indirectly, to amend or waive any provision of this Section 5.4.

5.5                                 No Legal, Tax or Investment Advice.   The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase of the Shares or Additional Shares (if any) constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

6.                                       Survival of Representations, Warranties and Agreements.   Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser in this Agreement and in the certificates for the Shares or Additional Shares (if any) delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares or Additional Shares (if any) being purchased and the payment therefore.

7.                                       Form D Filing; Registration; Compliance with the Securities Act; Covenants.

7.1                                 Form D Filing; Registration of Shares.

(a)                                  Registration Statement; Expenses.  The Company shall:

(i)                                     use commercially reasonable efforts to claim an available exemption from Federal securities laws and to comply with applicable state blue sky laws relating to the sale of the Shares and Additional Shares (if any) under this Agreement.

(ii)                                  prepare and file with the SEC, as soon as practicable, a Registration Statement on Form S-3, or on Form S-1 if Form S-3 is not available for use by the Company, relating to the sale of the Shares and Additional Shares (if any) by the Purchaser from time to time on the Nasdaq (or the facilities of any national securities exchange on which the Company’s Common Stock is then traded) or in privately negotiated transactions (the “Registration Statement”), and cause the Commission to declare the Registration Statement effective;

(iii)                               use commercially reasonable efforts to cause the Commission to notify the Company of the SEC’s willingness to declare the Registration Statement effective within 30 days after the Execution Date.

(iv)                              notify Purchaser promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the SEC;

(v)                                 use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 7.3(a) below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) two years after the effective date of the Registration Statement, (ii) the date on which the Shares may be resold by the Purchaser without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Shares or Additional Shares (if any) have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

(vi)                              during the period when copies of the Prospectus are required to be delivered under the Securities Act or the Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder;

(vii)                           file documents required of the Company for customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(viii)                        bear all Company expenses in connection with the procedures in paragraphs (i) through (x) of this Section 7.1(a) and the registration of the Shares or Additional Shares (if any) pursuant to the Registration Statement, but not including any fees and expenses of Purchaser or its advisers, including brokerage fees and commissions incurred by the Purchaser; and

(ix)                                furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.

(x)                                   advise the Purchaser promptly, (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order to obtain its withdrawal at the earliest possible moment if such stop order should be issued or other order should be issued; and (ii) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

7.2                                 Transfer of Shares After Registration.   The Purchaser agrees that it will not effect any disposition of the Shares or Additional Shares (if any) or its right to purchase the Shares or Additional Shares (if any) that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.3                                 Indemnification.   For the purpose of this Section 7.3, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

(a)                                  Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Purchaser against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse the Purchaser for any legal and other expenses as such expenses are reasonably incurred by the Purchaser in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (w) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, or (x) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5.2 or 7.2 of this Agreement respecting resale of the Shares, or (y) the inaccuracy of any representations made by the Purchaser in this Agreement or (z) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.  Notwithstanding the provisions of this Section 7.3, the Company shall not be liable to the Purchaser or its affiliates for any indemnification obligation under this Agreement in excess of $5,625,000.

(b)                                 Indemnification by the Purchaser.  The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure of the Purchaser to perform its obligations under this Agreement; (ii) the inaccuracy of any representation made by the Purchaser in this Agreement; or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Purchaser has delivered to the Company in writing a correction before the occurrence of the transaction from which such loss was incurred, and the Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of $5,625,000.

(c)                                  Indemnification Procedure.

(i)                                     Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure.

(ii)                                  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(A)                              the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

(B)                                the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Contribution.  If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), neither the Purchaser nor the Company shall be required to contribute any amount in excess of $5,625,000.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  Acknowledgment.  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

7.4                                 Termination of Conditions and Obligations.   The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares or Additional Shares (if any) upon the passage of two years from the Closing Date or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5                                 Rule 144 Information.   Until the earlier of (i) the date on which the Shares may be resold by the Purchaser without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent required to enable the Purchaser to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

8.                                       Legal Fees and Other Transaction Expenses.  The Company and the Purchaser agree to bear their own costs and fees arising in connection with the transactions contemplated by this Agreement.

9.                                       Notices.  All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid for next business day delivery, and shall be delivered as addressed as follows:

(i)

if to the Company, to:

Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, CA 94555
Attention:	Matthew J. Hogan,
Chief Financial Officer
Facsimile: (510) 505-2101

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attention: Michael J. O’Donnell, Esq.
Facsimile: (650) 493-6811

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(ii)

if to the Purchaser, to:

LumiCyte, Inc.
48480 Lakeview Boulevard
Fremont, CA 94538
Attention: T. William Hutchens
Facsimile: (510) 226-4901

With a copy to:

Covington & Burling
One Front Street, 35th Floor
San Francisco, CA 94111
Attention: Roy Bartlett, Esq.
Facsimile: (415) 591-6091

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

Such notice shall be deemed effectively given one business day after confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

10.                                 Modification; Amendment.   This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

11.                                 Headings.   The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.                                 Severability.   If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

13.                                 Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the state of California and the federal law of the United States of America.

14.                                 Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties.

15.                                 Currency.   All references to “dollars” or “$” in this Agreement shall be deemed to refer to United States dollars.

16.                                 Construction and Joint Preparation.

(a)  This Stock Purchase Agreement, and the Assignment Agreement, and Settlement Agreement shall be construed together to effectuate the mutual intent of the parties.

(b)  The language in all parts of this Stock Purchase Agreement shall be construed according to its plain and ordinary meaning.  The parties and their counsel have cooperated in the drafting and preparation of this Stock Purchase Agreement, and this Stock Purchase Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof.

(c)  No drafts of this Stock Purchase Agreement, or of the Assignment Agreement, or Settlement Agreement, shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Stock Purchase Agreement, the Assignment Agreement or Settlement Agreement.

(d)  The headings contained in this Stock Purchase Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Stock Purchase Agreement.

(e)  The Parties acknowledge that each provision of this Stock Purchase Agreement, the Assignment Agreement, and the Settlement Agreement reflects a “meeting of the minds” of the parties.  No such provision or agreement shall be deemed null and void for lack of the requisite agreement of the parties.  Each party hereby waives any right to challenge the valid and binding nature of any such provision or agreement for lack of the requisite agreement, and waives any defense based thereupon.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

“COMPANY”

CIPHERGEN BIOSYSTEMS, INC.,
a Delaware corporation

By:

Name:

Its:

“PURCHASER”

LUMICYTE, INC.

By:

Name:

Its:

SHARE PURCHASE AGREEMENT SIGNATURE PAGE

SCHEDULE A

PURCHASER

Name and Address	Number of Common Stock of Shares

LumiCyte, Inc. 48480 Lakeview Boulevard Fremont, CA 94538 Facsimile: (510) 226-4901	1,250,000	*

TOTAL	1,250,000	*

* Subject to increase upon issuance of Additional Shares (if any) pursuant to Section2.

EXHIBIT A

SCHEDULE OF EXCEPTIONS

EXHIBIT B

OPINION OF COMPANY COUNSEL

[WSGR LOGO]	Wilson Sonsini -Goodrich & Rosati
PROFESSIONAL CORPORATION

May 22, 2003

LumiCyte Technologies Corp

48480 Lakeview Boulevard

Fremont, CA 94538

Ladies and Gentlemen:

Reference is made to the Share Purchase Agreement, dated as of May 22, 2003 (the “Agreement”), by and among Ciphergen Biosystems, Inc., a Delaware corporation (the “Company”), and LumiCyte Technologies Corp, a California corporation (“LumiCyte”), which provides for the issuance by the Company to LumiCyte of at least 1,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and the issuance of the Additional Shares (if any). This opinion is rendered to LumiCyte pursuant to Section 3.4(c) of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein. Reference in this opinion to the Agreement excludes any schedule or substantive agreement attached as an exhibit to the Agreement, unless otherwise indicated herein.

We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the Shares. As such counsel, we have made such legal and factual examinations and inquiries, as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

For purposes of this opinion, we are assuming that LumiCyte has all requisite power and authority, and has taken any and all necessary corporate or partnership action, to execute and deliver the Agreement, and we are assuming that the representations and warranties made by LumiCyte in the Agreement and pursuant thereto are true and correct. We are also assuming that LumiCyte has purchased the Shares in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California,

The opinions hereinafter expressed are subject to the following additional qualifications:

Wilson Sonsini Goodrich & Rosati

PROFESSIONAL CORPORATION

LumiCyte Technologies Corp

May 22,2003

(a)           We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

(b)           We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

(c)                   This opinion is qualified by the limitations imposed by statutes and principles of law and equity that provide that certain covenants and provisions of agreements are unenforceable where such covenants or provisions are unconscionable or contrary to public policy or where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing;

(d)                  We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws; and

(e)                   We express no opinion as to the enforceability of the indemnification and contribution provisions of the Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:

The Shares and the Additional Shares (if any), upon issuance, delivery and payment therefore in the manner contemplated by the Agreement, will be validly issued, fully paid and nonassessable; provided, however, that the Shares and Additional Shares (if any) may be subject to restrictions on transfer under applicable state and federal securities laws.

This opinion is furnished to LumiCyte solely for its benefit in connection with the issuance of the Shares and the Additional Shares (if any), and may not be relied upon by any other person or for any other purpose without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion that may alter, affect or modify the opinions expressed herein.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati

2

APPENDIX I

CIPHERGEN BIOSYSTEMS, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.                                       The exact name that your Shares and Additional Shares (if any) are to be registered in (this is the name that will appear on your stock certificate(s)).  You may use a nominee name if appropriate:

2.                                       The relationship between the Purchaser of the Shares or Additional Shares (if any) and the Registered Holder listed in response to item 1 above:

3.                                       The mailing address of the Registered Holder listed in response to item above:

4.                                       The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item above:

APPENDIX II

CIPHERGEN BIOSYSTEMS, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.                                       Pursuant to the “Selling Shareholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.                                       The number of shares that you or your organization will own immediately after Closing, including those Shares and Additional Shares (if any) purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3.                                       Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

            Yes            No

If yes, please indicate the nature of any such relationships below:

APPENDIX III

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, an officer of, or other person duly authorized by

[fill in official name of individual or institution]

hereby certifies that he/she/it is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on                                , 200      in accordance with Registration Statement number 333-                                   , and complied with the requirement of delivering a current prospectus in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature:

Individual Purchaser or Individual representing Purchaser: